[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Exhibit 10.1

AMENDMENT #3 TO LICENSE AGREEMENT

THIS AMENDMENT #3 TO LICENSE AGREEMENT (“Amendment”), made and entered into this 22 day of June, 2023 (“Amendment Effective Date”) by and between PURDUE RESEARCH FOUNDATION, a corporation formed and existing under the Indiana Foundation or Holding Companies Act of 1921 (“PRF”), and QUINCE THERAPEUTICS, INC., a Delaware corporation with offices located at 601 Gateway Blvd, Suite 1250 South San Francisco CA 94080 (“LICENSEE”), collectively referred to hereinafter as the “Parties,” and each individually as a “Party,” amends the License Agreement dated June 3, 2020 (as amended from time to time), (the “Agreement”); and

WHEREAS, on or about January 27, 2023 (“Notice Date”), LICENSEE notified PRF of its decision to discontinue support of certain Licensed Patents in accordance with Section 7.1(b) of the Agreement;

NOW, THEREFORE, the Parties hereby revise and amend the Agreement as follows:

1. Schedule A: Licensed Intellectual Property is hereby amended to remove the Technology entitled [*]. An updated Schedule A reflecting this amendment, (including current patent-filing or tracking information for all) is attached hereto as Exhibit 1: Schedule A: Licensed Intellectual Property.

2. According to Section 7.1(b), as of the date of the Notice Date LICENSEE’s grant of license to the above referenced Technology is terminated. LICENSEE acknowledges that IP Expenses incurred by PRF within the notice period specified in the Agreement shall remain the responsibility of LICENSEE.

3. Defined terms used but not defined in this Amendment shall have the meaning ascribed to them in the Agreement.

4. The Parties agree that except for the amendment set forth above, the terms of the Agreement as revised, modified or amended shall control the rights and obligations of the Parties; provided that to the extent there is any inconsistency between this Amendment and the Agreement (as amended from time to time) or any term or objective of this Amendment would be frustrated or impeded by application of any other term of the Agreement, this Amendment shall control and supersede all inconsistent provisions of the Agreement.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their duly authorized representatives, to be effective as of the Amendment Effective Date.

PURDUE RESEARCH FOUNDATION	QUINCE THERAPEUTICS, INC.
X /s/ Charles l. Pruitt	X /s/ Dirk Thye
Printed: Charles L. Pruitt	Printed Name: Dirk Thye
Title: Transactional Counsel	Title: CEO

EXHIBIT 1

SCHEDULE A: Licensed Intellectual Property

[*]